      As filed with the Securities and Exchange Commission on May 13, 1996
                                                 REGISTRATION NO. 33-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                           ------------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ---------------------------

                        CAPSTONE PHARMACY SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                             62-1293855
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                           2930 WASHINGTON BOULEVARD
                         BALTIMORE, MARYLAND 21230-1197
                                 (410) 646-7373

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


    R. DIRK ALLISON, PRESIDENT                    COPY TO:
 CAPSTONE PHARMACY SERVICES INC.               PETER M. OLDHAM
    2930 WASHINGTON BOULEVARD       HARWELL HOWARD HYNE GABBERT & MANNER, P.C.
  BALTIMORE, MARYLAND 21230-1197            1800 FIRST AMERICAN CENTER
          (410) 646-7373                     NASHVILLE, TENNESSEE 37219
                                                   (615) 256-0500
(Name, address, including zip code, and telephone number including area code, of agent for service)

                           --------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

                           --------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE


======================================================================================================
Title of Each Class      Amount       Proposed Maximum       Proposed Maximum          Amount of
   of Securities          to be        Offering Price       Aggregate Offering        Registration
  to be Registered     Registered       per Security               Price                  Fee
- ------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share  6,418,467(1)      $10.625(2)           $68,196,212(2)            $23,516
Series B Warrants
Redeemable              650,000         $10.00 (3)           $ 6,500,000(3)            $ 2,241
======================================================================================================

(1) Includes 650,000 shares to be issued upon exercise of the Series B Warrants registered hereby. The registration fee for such shares is calculated in connection with the Series B Warrants.
(2) Estimated solely for computing registration fee pursuant to Rule 457(c). The calculation is based on the average of the high and low prices of the Company's common stock reported on May 8, 1996.
(3) Estimated solely for computing registration fee pursuant to Rule 457(i). The calculation is based upon no offering price for the Series B Warrants and a $10.00 exercise price.

                           --------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

Information contained herein is subject to completion or amendment.
A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                            SUBJECT TO COMPLETION

                  PRELIMINARY PROSPECTUS DATED MAY 13, 1996

                        CAPSTONE PHARMACY SERVICES, INC.

                       6,418,467 Shares of Common Stock
                           650,000 Series B Warrants

     This Prospectus relates to (i) the resale by the holders thereof (the "Selling Stockholders") of up to 5,118,467 shares of Capstone Pharmacy Services, Inc. (the "Company" or "Capstone") Common Stock, par value $.01 per share (the "Common Stock") which have been previously issued, or which underlie certain warrants (the "Private Placement Warrants") previously issued, by Capstone in private placements and in an acquisition; (ii) the issuance by Capstone of warrants (the "Series B Warrants") entitling the holders thereof to purchase an aggregate of 650,000 shares of Common Stock at $10.00 per share, which warrants are issuable upon the exercise of currently outstanding (and previously registered) warrants (the "Series A Warrants"); and (iii) the issuance of 650,000 and 650,000 shares of Common Stock upon the exercise of the Series A Warrants and the Series B Warrants, respectively.

     None of the proceeds from the sale of the shares by the Selling Stockholders will be received by the Company. The Company could receive gross proceeds of up to $4,466,188 from the exercise of the Private Placement Warrants, up to $3,900,000 from the exercise of the Series A Warrants and up to $6,500,000 from the exercise of the Series B Warrants. See "Use of Proceeds." The Company has paid all costs and fees associated with the registration of the securities under the Federal and state securities laws and the preparation and delivery of this Prospectus.

     The Company's Common Stock is listed on the Nasdaq Stock Market under the symbol "DOSE." On May 8, 1996, the reported closing price of the Company's Common Stock on the Nasdaq Stock Market was $10.50 per Share.

                               ---------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
         AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              TABLE OF CONTENTS


AVAILABLE INFORMATION..........................................   3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..............   3
THE COMPANY....................................................   4
USE OF PROCEEDS................................................   5
SELLING STOCKHOLDERS...........................................   6
PLAN OF DISTRIBUTION...........................................  10
LEGAL MATTERS..................................................  10



     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION


     The Company's principal executive offices are located at 2930 Washington Boulevard, Baltimore, Maryland 21230, phone number (410) 646-7373. The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports and other information filed by the Company can be obtained, at prescribed rates, from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports and other information can be inspected at the Public Reference Section referred to above and at the Regional Offices of the Commission at Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

     The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INFORMATION OF CERTAIN INFORMATION BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

            1. The Company's Annual Report on Form 10-K for the ten months ended December 31, 1995;

            2. The Company's Registration Statement on Form 8-A relating to the Company's Common Stock dated June 18, 1996;

            3.   The Company's Current Report on Form 8-K dated
                 December 31, 1995, as amended by Form 8-K/A;

            4.   The Company's Current Report on Form 8-K dated
                 February 29, 1996, as amended by Form 8-K/A; and

            5.   The Company's Current Report on Form 8-K dated March 20, 1996.

     All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), (c), 14 or 15(d) of the Exchange Act and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents which are incorporated by reference in this Prospectus, but not delivered herewith, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephone requests should be directed to Dirk Allison, President, Capstone Pharmacy Services, Inc., 2930 Washington Boulevard, Baltimore, Maryland 21230,
(410) 646-7373.

                                  THE COMPANY

     Capstone is a leading institutional pharmacy company that provides prescription and non-prescription pharmaceuticals and related services, including intravenous therapy services and pharmacy consulting services, to long-term care facilities and correctional facilities. The Company supplies services to residents of over 200 long-term care facilities containing approximately 44,000 beds in New York, New Jersey, Maryland, Massachusetts, Illinois, Pennsylvania and Delaware. In addition, Capstone provides services to inmates in over 110 correctional facilities housing over 110,000 inmates throughout the United States, making Capstone what management believes to be the largest private provider of pharmaceutical services to inmates in the United States. Capstone also provides pharmaceuticals and related services to hospitals and health maintenance organizations ("HMOs"). For the ten months ended December 31, 1995 the Company's net sales were approximately $48.8 million.

     Capstone's strategy is to be the leading low-cost provider of pharmaceuticals and related services to residents of long-term care facilities in major metropolitan areas, with a primary focus on the Baltimore-Boston urban corridor, and to inmates in privately operated correctional facilities across the United States. In the urban corridor from Baltimore, Maryland to Boston, Massachusetts, the Company provides pharmaceuticals and services from five centers, each of which is located within a radius of approximately 150 miles from each long-term care facility it serves. The Company recently began servicing the Chicago long-term care market with one pharmacy. Correctional facilities are served primarily from one center in Baltimore, Maryland, which utilizes mail and courier services to deliver pharmaceuticals to institutions located throughout the United States, generally where either the prison system or the health care portion of the prison system has been privatized. For the ten months ended December 31, 1995, the provision of pharmaceuticals and services to long-term care (including HMOs) and correctional facilities accounted for approximately 63% and 23%, respectively, of Capstone's net sales.

     Since May 1995, Capstone has acquired PremierPharmacy, Inc. ("Premier"), Geri-Care Systems, Inc. and Scripts & Things, Inc. (collectively, "Geri-Care"), and IMD Corporation ("IMD"). The Premier and Geri-Care acquisitions provided Capstone with contracts to provide pharmaceuticals and related services to additional long-term care facilities in the New York City metropolitan area.
As a result of the Premier acquisition, Dirk Allison, President of Premier, joined Capstone as its Chief Executive Officer. Prior to its acquisition, IMD was the second largest private institutional pharmacy company in Chicago, the country's third largest institutional pharmacy market. Management believes that its recent acquisitions have positioned Capstone to implement its operating strategy of serving approximately 10,000 to 20,000 long-term care beds from each of its pharmacy centers and expanding its correctional facility operations across the United States.

     The principal address of Capstone Pharmacy Services, Inc. is 2930 Washington Boulevard, Baltimore, Maryland 21230, and its telephone number is
(410) 646-7373.

                                USE OF PROCEEDS

     5,118,467 of the shares of Common Stock offered hereby are being offered by the Selling Stockholders. Accordingly, the Company will not receive any of the proceeds from any transactions in these shares by the Selling Stockholders.

     The Company will receive proceeds to the extent that the Series A Warrants, Series B Warrants and Private Placement Warrants held by the Selling Stockholders are exercised before their expiration, as follows:



      Description             Number of Warrants    Exercise Price      Expiration Date
      -----------             ------------------    --------------      ---------------
Series A Warrants                   650,000          $ 6.00/share        June 30, 1996
Series B Warrants                   650,000*         $10.00/share        June 30, 1997
Private Placement Warrants          501,819          $ 4.50/share        May  22, 1998
Private Placement Warrants          401,455          $ 5.50/share        May  22, 1998

- --------------
* Assumes full exercise of Series A Warrants. A Series B Warrant will be issued upon the exercise of each Series A Warrant.

     As a result, the Company could receive gross proceeds of up to $3,900,000 from the exercise of the Series A Warrants, up to $6,500,000 from the exercise of the Series B Warrants and up to $4,466,188 from the exercise of the Private Placement Warrants. The Company intends to use these proceeds, if any, for general corporate purposes.

                             SELLING STOCKHOLDERS

     The Selling Stockholders acquired or will acquire 4,110,775 shares of Common Stock, including shares underlying the Private Placement Warrants, in private placements that have closed in or since December 1994, and 1,007,692 shares in connection with an acquisition made by the Company in January 1996. Registration of these shares of Common Stock will enable the Selling Stockholders to sell such shares from time to time on the Nasdaq Stock Market
or in other transactions.   The table below sets forth certain information
regarding the beneficial ownership of the Common Stock by the Selling Shareholders as of May 2, 1996 and assumes the exercise of all Private Placement Warrants.



                                   Beneficial                                   Beneficial
                               Ownership Prior to          Shares          Ownership After the
                                    Offering           Offered Herein            Offering
                             -----------------------   --------------     ------------------------
     Shareholder                Number      Percent(1)                         Amount  Percent(1)
     -----------                ------      -------                            ------  -------
Edward Sonshine               74,500(2)(3)(4)   *           57,000             17,500      *

Joseph F. Furlong, III        74,500(3)(4)      *           57,000              7,500      *

Robert S. Colman              38,000(5)         *           38,000                -0-     -0-

Paul Godfrey                  57,171(2)(6)      *           57,171                -0-     -0-

Howard Wortzman               57,475(7)         *           57,475                -0-     -0-

Norman Hill Florida, Inc.     53,291(8)         *           53,291                -0-     -0-

Nicholas E. Sinacori          52,060(9)         *           52,060                -0-     -0-

R. Dirk Allison               97,746(10)        *           57,746             40,000      *

Don H. Thompson               15,618(11)        *           15,618                -0-      *

Carl A. Pannuti               29,363(12)        *           26,030                -0-     -0-

A. Joe McLellan               13,539(13)        *            5,206                -0-     -0-

Curtis B. Johnson             52,060(14)        *           52,060                -0-     -0-

PF & R Holdings Inc.         342,000(15)      2.2%         342,000                -0-     -0-

Morris A. Perlis             387,500(2)(16)   2.4%          95,000            292,500     1.8%

Allan C. Silber              387,500(2)(16)   2.4%          95,000            292,500     1.8%

J.E. Duffy                    13,015(17)        *           13,015                -0-     -0-

John Haronian                142,500(4)(18)     *           95,000             47,500      *

John E. Zuccotti              24,500(19)        *            9,500             15,000      *

Fallbrook Holdings Limited   100,000            *          100,000                -0-     -0-

Shermfin Corp                650,000          4.1%         650,000                -0-     -0-

CreditAnstalt American
Corporation                  130,000(20)        *          130,000                -0-     -0-

Cary Lester McWhinnie         26,000            *           26,000                -0-     -0-

                                  Beneficial                                       Beneficial
                               Ownership Prior to          Shares              Ownership After the
                                    Offering            Offered Herein               Offering
                             -----------------------    --------------       ------------------------
    Shareholder               Number        Percent(1)                          Amount     Percent(1)
    -----------               ------        -------                             ------     -------
Patrick S. Brigham           202,310          1.3%         202,310                -0-          -0-

Abraham Wieder               689,231          4.4%         689,231                -0-          -0-

Raphael Lieberman            318,461          2.0%         318,461                -0-          -0-

Cote 100                     457,143          2.9%         457,143                -0-          -0-

ASB Capital Management       410,000          2.6%         410,000                -0-          -0-

Private Trust Bank Corp.      91,310            *           91,310                -0-          -0-

Experta Trustee Co. Ltd.     114,000            *          114,000                -0-          -0-

Cantrade Ormond Burrus
Banque Privee S.A.            23,000            *           23,000                -0-          -0-

The Jennifer Altman
Foundation                    26,600(21)        *           26,600                -0-          -0-

Albert L. Zesiger             71,060(22)        *           71,060                -0-          -0-

Alza Corporation
Retirement Plan               35,150(23)        *           35,150                -0-          -0-

Asphalt Green, Inc.           17,860(24)        *           17,860                -0-          -0-

Brearley School General
Investment Fund               26,600(25)        *           26,600                -0-          -0-

Barrie Ramsay Zesiger         44,460(26)        *           44,460                -0-          -0-

Chapin School -
Endowment Fund                35,150(23)        *           35,150                -0-          -0-

Helen Hunt                    17,860(24)        *           17,860                -0-          -0-

Psychology Associates          3,420(27)        *            3,420                -0-          -0-

Meehan Investment
Partnership I, L.P.           17,860(24)        *           17,860                -0-          -0-

City of Milford Employee
Pension Fund                  88,350(28)        *           88,350                -0-          -0-

NFIB Employee Pension         55,100(29)        *           55,100                -0-          -0-

Norwalk Employee
Pension Fund                  71,060(30)        *           71,060                -0-          -0-

Planned Parenthood of
New York City                 14,060(31)        *           14,060                -0-          -0-

                                  Beneficial                                   Beneficial
                              Ownership Prior to           Shares         Ownership After the
                                   Offering            Offered Herein           Offering
                             -----------------------   --------------     ------------------------
    Shareholder              Number         Percent(1)                       Amount     Percent(1)
    -----------              ------         -------                          ------     -------
Mary Van Schuyler
Raiser                       17,860(24)       *            17,860             -0-        -0-

Raiser Marital Trust         71,060(30)       *            71,060             -0-        -0-

Robert J. Suslow             26,600(25)       *            26,600             -0-        -0-

Tab Products Company
Pension Plan                 35,150(23)       *            35,150             -0-        -0-

Warren Investment
Group, Ltd.                  17,860(24)       *            17,860             -0-        -0-

Warren Otologic Group
Profit Sharing Trust         17,860(24)       *            17,860             -0-        -0-

Harold & Grace Willens
JTWROS                       17,860(24)       *            17,860             -0-        -0-

- ---------------------
* Less than 1%.
(1) The percentages shown are based on 15,698,002 shares of Common Stock outstanding on April 23, 1996, plus, as to each individual, the number of shares of Common Stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), which includes shares subject to stock options and warrants held by such holder which are exercisable within sixty (60) days.
(2)  Counsel Corporation ("Counsel") is a publicly-traded, Ontario, Canada
     corporation primarily engaged in the health care industry.   Counsel owns
     6,244,325 shares of Capstone Common Stock, which includes shares issuable upon the exercise of warrants to purchase 1,298,181 shares at $4.50 per share and 1,038,545 at $5.50 per share. Messrs. Silber, Sonshine, Perlis and Godfrey, each of whom is a director of Capstone, are also directors of Counsel. Mr. Silber beneficially owns or controls approximately 25% of the Common Stock of Counsel. All of the directors listed in this footnote
     (2) disclaim beneficial ownership of shares of Common Stock in their capacity as directors of Counsel, and Mr. Silber disclaims beneficial ownership of shares of Common Stock in his capacity as a significant stockholder of Counsel.
(3) Includes 15,000 and 12,000 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(4) Includes 15,000 and 2,500 shares purchasable upon exercise of options at $4.44 and $7.50 per share, respectively.
(5) Includes 10,000 and 8,000 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(6) Includes 15,045 and 12,036 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(7) Includes 15,125 and 12,100 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(8) Includes 14,024 and 11,219 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(9) Includes 13,700 and 10,960 shares purchasable upon exercise of warrants of $4.50 and $5.50 per share, respectively.
(10) Includes 15,170 and 12,136 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively and 15,000 and 25,000 shares purchasable upon exercise of options at $4.44 and $8.50 per share, respectively.
(11) Includes 4,110 and 3,288 shares purchase upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(12) Includes 6,850 and 5,480 shares purchasable upon exercise of warrants at $4.50 and $5.50, respectively and 3,333 shares purchasable upon exercise of options at $8.50 per share.
(13) Includes 1,370 and 1,096 shares purchasable upon exercise of warrants at $4.50 and $5.50, respectively and 8,333 shares purchasable upon exercise of options at $8.50 per share.
(14) Includes 13,700 and 10,960 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(15) Includes 90,000 and 72,000 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(16) Includes 25,000 and 20,000 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively and 15,000, 2,500, 250,000 and 25,000 shares purchasable upon exercise of options at $4.44, $7.50, $4.31 and $8.50 per share, respectively.
(17) Includes 3,425 and 2,740 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.

(18) Includes 15,000 and 15,000 shares purchasable upon exercise of options at $2.85 and $3.50 per share, respectively and 25,000 and 20,000 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(19) Includes 15,000 shares purchasable upon exercise of options at $4.44 per share and 2,500 and 2,000 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(20) Includes 15,000 shares purchasable upon exercise of warrants at $7.31 per share.
(21) Includes 7,000 and 5,600 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(22) Includes 18,700 and 14,960 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(23) Includes 9,250 and 7,400 shares purchasable upon exercise of warrants at $4.50 an $5.50 per share, respectively.
(24) Includes 4,700 and 3,760 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(25) Includes 7,000 and 5,600 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(26) Includes 11,700 and 9,360 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(27) Includes 900 and 720 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(28) Includes 23,250 and 18,600 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(29) Includes 14,500 and 11,600 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(30) Includes 18,700 and 14,960 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.
(31) Includes 3,700 and 2,960 shares purchasable upon exercise of warrants at $4.50 and $5.50 per share, respectively.

                              PLAN OF DISTRIBUTION

     The Series B Warrants and the 1,300,000 shares of Common Stock issuable upon the exercise of the Series A Warrants and the Series B Warrants will be issued by the Company in direct transactions with the holders of the rights to acquire such securities and are expected to be available for public trading on the Nasdaq Stock Market upon issuance. The Company will pay no commissions or discounts in connection with such transactions.

     The Selling Stockholders have advised the Company that they may elect to offer for sale and to sell the shares of Common Stock listed herein from time to time through brokers on the Nasdaq Stock Market, in private transactions, through the writing of options on the shares, or otherwise (including pursuant to Rule 144 and in transactions with the Company as consideration for the exercise price of certain warrants), at market prices prevailing at the time of sale or at prices and terms then obtainable, in block transactions, negotiated transactions, or otherwise. Accordingly, sales prices and proceeds to the Selling Stockholders will depend upon market fluctuations and the manner of sale.

     If the shares are sold through brokers, the Selling Stockholders will pay brokerage commissions and other charges, including any transfer taxes (which compensation as to a particular broker dealer might be in excess of customary commissions). No Selling Stockholder has an agreement with any particular broker with respect to the price at which the Common Stock will be sold or with respect to any commissions to be charged. The Selling Stockholders will also pay the fees and expenses of any counsel retained by them in connection with this Offering. Except for the payment of such legal fees and expenses, brokerage commissions and charges, the Company will bear all expenses in connection with registering the shares of Common Stock offered hereby.

                                 LEGAL MATTERS

     Certain legal matters with respect to the legality of the shares of Common Stock and Series B Warrants offered hereby will be passed upon for the Company by Harwell Howard Hyne Gabbert & Manner. P.C., Nashville, Tennessee.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


  Registration Fee ...............   $25,757
  Listing Fee ....................    17,500
 *Blue Sky fees and expenses .....       500
 *Accounting fees and expenses ...     3,500
 *Legal fees and expenses ........    15,000
 *Transfer Agent Fees ............       500
 *Miscellaneous ..................       500


Total ............................    62,257




- ----------
*Estimated


INDEMNIFICATION

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Eleventh of the Certificate of Incorporation of the Registrant sets forth the extent to which officers or directors of the Registrant may be insured or indemnified against any liabilities which they may incur. The general effect of such provision is that any person made a party to any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant will be indemnified by the Registrant against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, to the fullest extent permitted under the laws of the State of Delaware. In addition, such provision provides that, in the Registrant's sole discretion, the Registrant may indemnify employees or agents against such expenses, judgments, fines and amounts paid in settlement.

     SECTION 145 of the Delaware General Corporation Law ("DGCL") applies to the Registrant and the relevant portion of the DGCL provides as follows:

     145   INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS;
           INSURANCE.

           (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

           (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

           (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

           (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

           (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

           (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

           (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

           (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

           (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

           (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     The Registrant maintains insurance for the benefit of the Registrant's directors and officers and officers and directors of the Registrant's subsidiaries insuring such persons against certain liabilities, including liabilities arising under the securities laws.

ITEM 16.     EXHIBITS

     The exhibits filed as a part of this registration statement are listed in the Exhibit Index immediately following the signature page.


ITEM 17.UNDERTAKINGS

     The undersigned registrant hereby undertakes:


     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Report of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant, incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland, on the 13th day of May, 1996.

                                  CAPSTONE PHARMACY SERVICES, INC.


                                  By: /s/ R. Dirk Allison
                                     -------------------------------------
                                     R. Dirk Allison
                                     President and Chief Executive Officer

                               POWER OF ATTORNEY


     Each person whose signature to the Registration Statement appears below hereby appoints R. Dirk Allison and Donald W. Hughes, and each of them, as his attorneys-in-fact to execute in the name and on behalf of any such person, individually and in the capacity stated below, and to file all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions in this Registration Statement as such attorneys-in-fact may deem necessary or appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on the dates indicated by the following persons in the capacities indicated.


        Signature                          Title                                  Date
        ---------                          -----                                  ----
/s/ R. Dirk Allison
- ---------------------------     President, Chief Executive Office
R. Dirk Allison                  and Director (Chief Executive                 May 13, 1996
                                          Officer)
/s/ Donald W. Hughes
- ---------------------------    Vice President, Chief Financial
Donald W. Hughes                 Officer and Secretary (Chief
                                    Accounting Officer)                        May 13, 1996


/s/ Allan C. Silber                       Chairman                             May 13, 1996
- ---------------------------
Allan C. Silber

/s/ Morris A. Perlis                    Vice Chairman                          May 13, 1996
- ---------------------------
Morris A. Perlis

/s/ Joseph Furlong, III                    Director                            May 13, 1996
- ---------------------------
Joseph Furlong, III

/s/ John Haronian                          Director                            May 13, 1996
- ---------------------------
John Haronian

/s/ Albert Reichman                        Director                            May 13, 1996
- ---------------------------
Albert Reichmann

/s/ J. Brendan Ryan                        Director                            May 13, 1996
- ---------------------------
J. Brendan Ryan

        Signature                          Title                                 Date
        ---------                          -----                                 ----
/s/ Edward Sonshine                       Director                           May 13, 1996
- -------------------------------
Edward Sonshine

/s/ Dr. Gail Wilensky                     Director                           May 13, 1996
- -------------------------------
Dr. Gail Wilensky

/s/ John E. Zuccotti                      Director                            May 13, 1996
- -------------------------------
John E. Zuccotti

                                EXHIBIT INDEX




EXHIBIT NUMBER                            DESCRIPTION
- --------------                            -----------
      4.1              Form of Series B Warrant Certificate*
      4.2              Form of Series B Warrant*
      5                Opinion of Harwell, Howard, Hyne, Gabbert & Manner, P.C.
     23.1              Consent of Arthur Andersen LLP
     23.2              Consent of Roth and Company
     23.3              Consent of Blackman Kallick Bartelstein, LLP
     23.4              Consent of Harwell, Howard, Hyne, Gabbert & Manner, P.C. (See Exhibit 5)
     24                Power of Attorney (See signature page)

     ---------
     * To Be Filed By Amendment